UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GRAFTECH INTERNATIONAL LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GrafTech International Ltd. 12900 Snow Road Parma, Ohio USA 44130

May 5, 2014

Dear Fellow Stockholder,

GrafTech’s May 15, 2014 Annual Meeting is fast approaching, and you have an important choice to make. WE ARE WRITING TO REMIND ALL STOCKHOLDERS TO PROTECT YOUR INVESTMENT IN GRAFTECH AND VOTE FOR ALL SEVEN DIRECTOR NOMINEES ON THE WHITE PROXY CARD TODAY. We also encourage all stockholders to discard any proxy materials you receive from the Daniel and Nathan Milikowsky Group, as we believe there are significant risks associated with voting the blue proxy card.

Just last week, one of the nation’s leading proxy advisory firms, Glass Lewis & Co. (“Glass Lewis”), recommended that GrafTech stockholders vote FOR all of the Board’s highly-qualified director nominees. The Glass Lewis report supports the Company’s position that GrafTech has the right Board, the right team and the right strategy to continue building stockholder value, that Nathan Milikowsky is not suitable to serve on the Board and that the Milikowsky Group does not have a realistic strategy.

Specifically, in its May 1, 2014, report Glass Lewis stated1:

•	“We believe the Company has taken reasonable steps to reduce costs, including by closing its highest cost plants and reducing headcount in 2013. The Company already operates more efficiently than its peer group average on the basis of SG&A and EBITDA margins and proposed changes will further increase efficiency.”

•	“[T]he board appointed a new CEO in January 2014 and nominated three first-time director candidates for election at the upcoming annual meeting, providing fresh perspective and bolstering its industry experience through the nomination of Mr. Danjczek.”

•	“We believe the Company conducted a thorough internal investigation regarding the leak of insider information and see no reason to doubt its conclusion that Mr. Nathan Milikowsky was likely the source of such leaks and acted in a manner that is inconsistent with his fiduciary duty. We therefore believe it would be inappropriate to appoint Mr. Nathan Milikowsky to the board.”

•	“[W]e do not believe the Dissident has presented any strategic plans that the Company is not already undertaking that would be advantageous or favorable to shareholders.”

•	“Notably, we find limited basis to support the Dissident’s plan to reduce graphite electrode prices to capture additional market share. This plan ignores the logical response of other participants in the competitive graphite electrode space and could be disruptive at a time when prices are beginning to stabilize after a period of decline. Furthermore, the Dissident’s EBITDA projections rely on pricing that appears unrealistic in the current industry climate, in our view.”

[1]	Permission to use quotations was neither sought nor obtained.

VOTING THE WHITE CARD IS IN THE BEST INTEREST OF ALL STOCKHOLDERS

The Board has very carefully and prudently structured its slate to be responsive to the views of stockholders without compromising its commitment to governance and ethics. By voting the WHITE proxy card, stockholders are voting:

•	FOR a significantly refreshed Board;

•	FOR representation from the Milikowsky Group slate;

•	FOR independent, qualified and experienced directors with relevant industry experience;

•	FOR the continuity and stability the Board requires to further create value; and

•	FOR the enhancement of value for ALL stockholders through the continued successful execution of the Company’s strategic plan.

These critical objectives can all be achieved by voting the WHITE proxy card.

A VOTE ON THE BLUE PROXY CARD IS A VOTE FOR RISK AND UNCERTAINTY

Importantly, you should know that, even if you only want to add Ms. Finerman or Mr. Jardini, or both, by voting the blue proxy card you could lose all but one of the existing qualified and experienced independent directors. The directors the Milikowsky Group has targeted, Mary Cranston, Steve Shawley and Ferrell McClean, are independent and integral to maintaining the Board’s continuity and transferring essential institutional knowledge of both the business and the industry. In addition to the uncertainty created by losing critical continuity, voting the blue proxy card has the potential to strip the Board’s committees of the majority, if not all (as in the case of the Audit and Finance Committee), of their members. For example, since Mr. Layman is retiring, if Ms. McClean and Mr. Shawley are not re-elected to the Board, the Audit and Finance Committee would be made up entirely of new directors.

The WHITE proxy card provides a clear path for stockholders to achieve the objective of adding representation from the Milikowsky Group to a well-balanced Board, without sacrificing the deep experience that is essential in this challenging macroeconomic environment.

VOTE THE WHITE PROXY CARD TODAY AND PROTECT YOUR INVESTMENT IN GRAFTECH

The GrafTech team and strategy are delivering results. We urge you to vote the enclosed WHITE proxy card today FOR the Board’s seven highly qualified and experienced director nominees: Joel Hawthorne, Randy Carson, Mary Cranston, Thomas Danjczek, Ferrell McClean, Catherine Morris and Steven Shawley.

Your vote is important, no matter how many shares you own. Whether or not you attend the Annual Meeting, the Company recommends that you vote today by telephone, by Internet, or by signing and dating the WHITE proxy card and returning it as soon as possible. We also advise stockholders to discard all blue proxy cards that you may receive from the Milikowsky Group.

With GrafTech poised for future success, now is NOT the time to make a change and derail the momentum that the GrafTech team has created.

We thank you for your support.

Sincerely,

The GrafTech Board of Directors

Joel L. Hawthorne	Randy W. Carson	Mary B. Cranston	Harold E. Layman

Ferrell P. McClean	Steven R. Shawley	Craig S. Shular

If you have questions or need assistance in voting your shares, please call:

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

(800) 509-0917 (Toll Free)

e-mail: graftechproxy@georgeson.com

NOTE ON FORWARD-LOOKING STATEMENTS: This letter contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) about our strategy, stockholder value, future board representation, election of directors, operational and financial performance, growth prospects and rates, the markets we serve, plans and our position in our industry. Our expectations are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in these statements due to various factors, including: unforeseen delays, costs or liabilities associated with our initiatives as well as our growth and other plans, changes in market prices of our securities, changes in business and economic conditions and growth trends in the industry, changes in global demand and supply for our products, changes in customer markets and various geographic regions, uncertainties in the geopolitical environment, and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise. This letter does not constitute an offer to sell or solicitation to buy with respect to any securities.

IMPORTANT ADDITIONAL INFORMATION: GrafTech and its directors and executive officers may be deemed to be participants in the solicitation of proxies from GrafTech stockholders in respect of the 2014 Annual Meeting. GrafTech has filed a definitive proxy statement with the SEC in connection with the solicitation of proxies from GrafTech stockholders for the 2014 Annual Meeting. A definitive proxy statement and a form of proxy has been mailed to GrafTech stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2014 ANNUAL MEETING AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2014 Annual Meeting. Information regarding the direct and indirect beneficial ownership of GrafTech’s directors and executive officers in GrafTech securities is set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2014 Annual Meeting. Stockholders are able to obtain free copies of the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed with the SEC by GrafTech through the web site maintained by the SEC at www.sec.gov and on GrafTech’s web site at http://ir.graftech.com/.

To the extent holdings of GrafTech securities by directors or executive officers have changed since the amounts printed in the definitive proxy statement, such changes have been or will be reflected in Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders can obtain free copies of these documents from the web sites maintained by the SEC and by GrafTech set forth above.

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